Exhibit 99.1

Forian Inc.
Announces Third Quarter 2024 Financial Results

Newtown, PA, November 13, 2024 (GLOBE NEWSWIRE) – Forian Inc. (Nasdaq: FORA), a leading provider of data science driven information and analytics solutions to the life science, healthcare and financial services industries, today announced results for the quarter ended September 30, 2024.

“While this quarter’s revenue remained steady, our team’s commitment to driving long-term value has resulted in progress in our strategic vision. The addition of Kyber Data Science enhances the momentum we are building to position us well to capitalize on emerging opportunities and deliver sustained success for our stakeholders,” stated Max Wygod, Chairman and Chief Executive Officer of Forian.

Third Quarter 2024 Financial Results

●	Forian delivered the following results for the third quarter of 2024:

	Three Months Ended September 30,
			Period-over-
	2024	2023	Period %
	Unaudited	Unaudited	Change
Revenue	$4,686,312	$5,348,469	-12%

(Loss) income from continuing operations, net of tax	$(204,907)	$5,453,643	-104%
(Loss) income from discontinued operations, net of tax	$-	$(1,111,552)	100%
Net (loss) income	$(204,907)	$4,342,091	-105%

(Loss) income from continuing operations, net of tax per share - diluted	$(0.01)	$0.16	-106%
(Loss) income from discontinued operations, net of tax per share - diluted	$-	$(0.03)	-
(Loss) income per share - diluted	$(0.01)	$0.13	-108%

Adjusted EBITDA (a non-GAAP financial measure defined below)	$185,916	$1,072,147	-83%

●	Revenue for the quarter was $4.7 million, a $0.6 decrease from $5.3 million in the prior year
●	Net loss from continuing operations for the quarter was $0.2 million, or $0.01 per share, compared to net income of $4.3 million, or $0.14 per share, in the prior year
●	Adjusted EBITDA for the quarter was $0.2 million, compared to $1.1 million in the prior year
●	Cash, cash equivalents and marketable securities at September 30, 2024 totaled $49.4 million

Highlights

●	Acquired Kyber Data Science on October 31, 2024, adding a portfolio of solutions and machine learning-empowered analytics offerings to Forian’s offering suite and expanding the markets served
●	Redeemed 3.5% Convertible Notes and outstanding equity of over $15 million and $0.10 million, respectively, in October and November 2024

This release uses non-GAAP financial measures that are adjusted for the impact of various U.S. GAAP items. See the section titled “Non-GAAP Financial Measures” and the table entitled “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below for details.

Quarterly Conference Call and Webcast

Forian will host a conference call and webcast at 4:30 p.m. ET on November 13, 2024 to discuss its financial results with the investment community. To register for the conference call, click here. The webcast will be available live at https://edge.media-server.com/mmc/p/rj92ayah. This information is also available on our website at www.forian.com/investors. To be included on the Company’s email distribution list, please sign up at www.forian.com/investors.

About Forian
Forian provides a unique suite of data management capabilities and proprietary information and analytics solutions to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences and healthcare payer and provider segments and, with its recent acquisition of Kyber Data Science, the financial services industry. Forian has industry leading expertise in acquiring, integrating, normalizing and commercializing large scale healthcare data assets. Forian’s information products overlay sophisticated data management and data science capabilities on top of a comprehensive clinical data lake to identify unique relationships, create distinctive information assets and generate proprietary insights. For more information, please visit the Company’s website at www.forian.com.

Cautionary Statements Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, which may include GAAP and non-GAAP financial measures, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about future financial and operating results, company strategy and intended product offerings and market positioning. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with operations, strategy and goals, our ability to execute on our strategy and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Forian’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 29, 2024, and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this release are made as of the date hereof, and we undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Media and Investor Contact:
forian.com/investors
ir@forian.com
267-225-6263
SOURCE: Forian Inc.

FORIAN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$2,707,688	$6,042,986
Marketable securities	46,650,200	42,296,589
Accounts receivable, net	3,546,582	2,572,931
Proceeds receivable from sale of discontinued operation, net	-	1,645,954
Contract assets	875,032	1,126,713
Prepaid expenses	697,780	1,077,233
Other assets	1,349,364	2,515,509
Total current assets	55,826,646	57,277,915

Property and equipment, net	52,680	76,085
Right of use assets, net	41,244	10,664
Deposits and other assets	1,591,420	1,523,948
Total assets	$57,511,990	$58,888,612

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$843,829	$161,590
Accrued expenses	2,618,108	4,252,257
Short-term operating lease liabilities	23,146	10,664
Warrant liability	-	563
Deferred revenues	2,243,719	2,413,551
Convertible notes payable, net of debt issuance costs ($6,000,000 in principal is held by a related party)	24,370,509
Total current liabilities	30,099,311	6,838,625

Long-term liabilities:
Other liabilities	518,098	1,000,000
Convertible notes payable, net of debt issuance costs ($6,000,000 in principal is held by a related party)	-	24,870,181
Total long-term liabilities	518,098	25,870,181

Total liabilities	30,617,409	32,708,806

Commitments and contingencies
Stockholders' equity:
Preferred Stock; par value $0.001; 5,000,000 Shares authorized; 0 issued and outstanding as of September 30, 2024 and December 31, 2023	-	-
Common Stock; par value $0.001; 95,000,000 Shares authorized; 31,092,695 issued and outstanding as of September 30, 2024 and 30,920,450 issued and outstanding as of December 31, 2023	31,093	30,920
Additional paid-in capital	78,519,683	73,834,300
Accumulated deficit	(51,656,195)	(47,685,414)
Total stockholders' equity	26,894,581	26,179,806
Total liabilities and stockholders' equity	$57,511,990	$58,888,612

FORIAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue	$4,686,312	$5,348,469	$14,340,791	$15,112,398

Costs and Expenses:
Cost of revenue	1,402,920	1,362,555	4,913,195	3,891,482
Research and development	291,962	264,781	989,052	1,100,657
Sales and marketing	956,983	1,313,212	3,029,783	3,746,731
General and administrative	2,822,253	2,887,771	9,771,343	9,641,536
Separation expenses	-	-	-	599,832
Depreciation and amortization	6,629	10,598	23,405	64,285
Litigation settlements and related expenses	1,394	316,820	1,152,670	751,480
Total costs and expenses	5,482,141	6,155,737	19,879,448	19,796,003

Operating Loss From Continuing Operations	(795,829)	(807,268)	(5,538,657)	(4,683,605)

Other Income (Expense):
Change in fair value of warrant liability	20	1,594	563	4,088
Interest and investment income	658,339	646,832	1,951,812	1,666,786
Gain on sale of investment	32,082	5,805,858	80,694	5,805,858
Interest expense	(195,415)	(211,333)	(587,684)	(630,547)
Gain on debt redemption	-	111,151	137,356	111,151
Total other income, net	495,026	6,354,102	1,582,741	6,957,336

(Loss) income from continuing operations before income taxes	(300,803)	5,546,834	(3,955,916)	2,273,731
Income taxes	95,896	(93,191)	(14,865)	(159,287)
(Loss) income from continuing operations, net of tax	(204,907)	5,453,643	(3,970,781)	2,114,444

Loss from discontinued operations	-	-	-	(94,427)
Gain on sale of discontinued operations	-	-	-	11,531,849
Income tax effect on discontinued operations	-	(1,111,552)	-	(3,834,122)
(Loss) income from discontinued operations, net of tax	-	(1,111,552)	-	7,603,300
Net (loss) income	$(204,907)	$4,342,091	$(3,970,781)	$9,717,744

Net (loss) income per share:
Basic
Continuing operations	$(0.01)	$0.17	$(0.13)	$0.07
Discontinued operations	$-	$(0.03)	$-	$0.23
Net (loss) income per share - basic	$(0.01)	$0.14	$(0.13)	$0.30

Diluted
Continuing operations	$(0.01)	$0.16	$(0.13)	$0.07
Discontinued operations	$-	$(0.03)	$-	$0.23
Net (loss) income per share - diluted	$(0.01)	$0.13	$(0.13)	$0.30

Weighted-average shares outstanding - basic	31,098,180	32,459,838	31,064,418	32,397,090

Weighted-average shares outstanding - diluted	31,098,180	35,068,716	31,064,418	32,503,359

FORIAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED

	For the Period Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,970,781)	$9,717,744
Less: Income from discontinued operations	-	7,603,300
(Loss) income from continuing operations	(3,970,781)	2,114,444
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities - continuing operations:
Depreciation and amortization	23,405	64,285
Amortization on right of use asset	16,296	16,750
Amortization of debt issuance costs	3,999	3,999
Accrued interest on convertible Notes	583,685	626,549
Amortization of discount - proceeds from sale of discontinued operations	(20,712)	(341,205)
Accretion of discount - marketable securities	(1,876,074)	(1,318,083)
Gain on sale of investment	(80,694)	(5,805,858)
Gain on debt redemption	(137,356)	(111,151)
Allowance for credit losses	225,000	-
Stock-based compensation expense	4,873,593	4,920,572
Change in fair value of warrant liability	(563)	(4,088)
Change in operating assets and liabilities:
Accounts receivable	(1,198,651)	(1,109,505)
Contract assets	251,681	983,499
Prepaid expenses	379,453	(34,542)
Changes in lease liabilities during the period	(27,505)	(16,750)
Deposits and other assets	1,098,673	57,767
Accounts payable	682,239	(56,313)
Accrued expenses	(1,634,149)	1,224,648
Deferred revenues	(169,832)	172,332
Other liabilities	(488,791)	-
Net cash (used in) provided by operating activities - continuing operations	(1,467,084)	1,387,350
Net cash used in operating activities - discontinued operations	-	(59,075)
Net cash (used in) provided by operating activities	(1,467,084)	1,328,275

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	-	(75,493)
Purchase of marketable securities	(133,894,613)	(103,468,975)
Sale of marketable securities	131,417,076	78,597,821
Proceeds from sale of investment	80,694	5,805,858
Cash from sale of discontinued operations	1,666,666	21,501,841
Net cash (used in) provided by investing activities - continuing operations	(730,177)	2,361,052
Net cash (used in) provided by investing activities	(730,177)	2,361,052

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash used to redeem convertible notes	(950,000)	(960,000)
Repurchase of common stock	(74,400)
Tax payments related to shares withheld for vested restricted stock units	(113,637)	(147,991)
Net cash used in financing activities- continuing operations	(1,138,037)	(1,107,991)
Net cash used in financing activities	(1,138,037)	(1,107,991)

Net change in cash	(3,335,298)	2,581,336

Cash and cash equivalents, beginning of period	6,042,986	2,795,743

Cash and cash equivalents, end of period	$2,707,688	$5,377,079

Supplemental disclosure of cash flow information:
Cash for (received) paid for taxes	$(1,346,108)	$3,276,800

Non-GAAP Financial Measures

In this press release, we have provided certain non-GAAP measures, which we define as financial information that has not been prepared in accordance with U.S. GAAP. The non-GAAP financial measure provided herein is earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”), which should be viewed as supplemental to, and not as an alternative for, net income or loss calculated in accordance with U.S. GAAP (referred to below as “net loss”).

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our Company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income, as well as trends in those items.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is not intended as a substitute for comparisons based on net loss. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding U.S. GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net loss:

•
Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. The Company excludes depreciation and amortization expense from Adjusted EBITDA because management believes that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of the business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, management believes that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•
Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. Management believes that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in the Company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Stock-based compensation expense includes certain separation expenses related to the vesting of stock options. Effective February 10, 2023, the Company’s Chief Executive Officer, President and Class II member of the Board of Directors resigned. In connection with the resignation, the Company entered into a separation agreement providing for, among other things, accelerated vesting of 106,656 unvested restricted shares of the Company common stock. Stock based compensation expense for 2023 includes $349,832 related to the accelerated vesting of stock, which is recognized in separation expenses in the condensed consolidated statements of operations. These expenses were incurred during the three months ended March 31, 2023, and there were no additional related expenses incurred during the three months ended September 30, 2023. Management believes that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between the Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•
Interest Expense. Interest expense is associated with the convertible notes entered into on September 1, 2021 in the amount of $24,000,000. The Notes are due on September 1, 2025, and accrue interest at an annual rate of 3.5%. Management excludes interest expense from Adjusted EBITDA (i) because it is not directly attributable to the performance of business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest expense associated with the Notes will recur in future periods.

•
Interest and Investment Income. Interest and Investment income is associated with the level of marketable debt securities and other interest-bearing accounts in which the Company invests. Interest and investment income can vary over time due to changes in interest rates and level of investments. Management excludes interest and investment income from Adjusted EBITDA (i) because these items are not directly attributable to the performance of business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income will recur in future periods.

•
Other Items. The Company engages in other activities and transactions that can impact net income (loss). In the periods reported, these other items included (i) change in fair value of warrant liability relating to warrants assumed in the acquisition of Helix; (ii) gain on sale of investment relating to the sale of a minority equity interest; and (iii) gain on debt redemption which relates to a gain on the early retirement of a portion of the convertible notes. Management excludes these other items from Adjusted EBITDA because management believes these activities or transactions are not directly attributable to the performance of business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

•
Severance expenses. Effective February 10, 2023, the Company’s Chief Executive Officer, President and Class II member of the Board of Directors resigned. In connection with the resignation, the Company entered into a separation agreement providing for, among other things, (i) salary continuation for twelve months and (ii) accelerated vesting of 106,656 unvested restricted shares of the Company common stock. Severance expenses for the nine months ended September 30, 2023 includes $250,000 related to the salary continuation. Management excludes these other items from Adjusted EBITDA because management believes these costs are not recurring and not directly attributable to the performance of business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. In addition, the Company records normal course of business severance expenses in the operating expense line item related to its employees’ activities.

•
Litigation related expenses. Management excludes litigation expenses that are extraordinary in nature and are unrelated to the Company’s day-to-day business operations. The nature of these expenses is primarily related to direct and incremental third-party legal expenses associated with such litigation, which pertains to entities acquired in the Helix merger.

•
Strategic review related expenses. Management excludes certain professional expenses that are extraordinary in nature and are unrelated to the Company’s day-to-day business operations. The nature of these expenses is primarily related to a strategic review of the Company’s operations.

•
Contract termination impacts. Management excludes certain expenses that are extraordinary in nature and are unrelated to the Company’s day-to-day business operations. The nature of these expenses is primarily related to the impact of an adjustment related to the cancellation of an inbound information contract. On September 23, 2024, the Company was informed by one of its information vendors that it was exercising the right to terminate the agreement with the Company effective September 25, 2024, based on restrictions imposed by the information vendor’s upstream licensor. As a result, the Company recorded an adjustment of $542,389 during the quarter ended September 30, 2024, representing previously recorded charges under the contract that will not be paid.

•
Income tax (benefit) expense. Management excludes the income tax (benefit) expense from Adjusted EBITDA (i) because management believes that the income tax (benefit) expense is not directly attributable to the underlying performance of business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures provided by other companies.

The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a U.S. GAAP basis as well as a non-GAAP basis and also by providing U.S. GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business and to view our non-GAAP financial measures in conjunction with the most directly comparable U.S. GAAP financial measures.

The following table reconciles the specific items excluded from U.S. GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue	$4,686,312	$5,348,469	$14,340,791	$15,112,398

Net (loss) income from continuing operations	$(204,907)	$5,453,643	$(3,970,781)	$2,114,444

Depreciation and amortization	6,629	10,598	23,405	64,285
Stock based compensation expense	1,552,042	1,551,997	4,873,593	4,920,572
Change in fair value of warrant liability	(20)	(1,594)	(563)	(4,088)
Interest and investment income	(658,339)	(646,832)	(1,951,812)	(1,666,786)
Interest expense	195,415	211,333	587,684	630,547
Gain on sale of investment	(32,082)	(5,805,858)	(80,694)	(5,805,858)
Gain on debt redemption	-	(111,151)	(137,356)	(111,151)
Severance expense	-	-	-	250,000
Litigation settlement and related expenses	1,394	316,820	1,152,670	751,480
Strategic review related expenses	(35,931)	-	399,913	-
Impact of contract termination	(542,389)	-	(542,389)	-
Income tax expense	(95,896)	93,191	14,865	159,287

Adjusted EBITDA - continuing operations	$185,916	$1,072,147	$368,535	$1,302,732